      As filed with the Securities and Exchange Commission on May 3, 2005.

                                                      Registration No. 333-_____

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              OMEGA FINANCIAL CORP.
             (Exact name of Registrant as specified in its charter)

              PENNSYLVANIA                              25-1420888
     -------------------------------          -------------------------------
     (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                Identification No.)


                              OMEGA FINANCIAL CORP.
                                366 Walker Drive
                                  P.O. Box 619
                          State College, PA 16801-0619
               (Address of Principal Executive Offices; Zip Code)

                              OMEGA FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN
                2004 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)

                                  DAVID B. LEE
                      Chairman and Chief Executive Officer
                                366 Walker Drive
                                  P.O. Box 619
                          State College, PA 16801-0619
                                 (814) 231-7680
            (Name and address of agent for service; Telephone number,
                   including area code, of agent for service)

                                   Copies to:
                                FRANCIS E. DEHEL
                                 Blank Rome LLP
                                One Logan Square
                             Philadelphia, PA 19103
                                 (215) 569-5500

                         CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED           PROPOSED
                                                                    MAXIMUM            MAXIMUM           AMOUNT OF
         TITLE OF SECURITIES                AMOUNT TO BE        OFFERING PRICE        AGGREGATE        REGISTRATION
           TO BE REGISTERED                 REGISTERED(1)          PER SHARE       OFFERING PRICE           FEE
           ----------------                 -------------          ---------       --------------      ------------
Common Stock, par value $5.00.......      1,050,000 shares        $ 27.90 (2)     $ 29,295,000 (2)        $3,449

(1) Plus such indeterminable number of shares as may be issued pursuant to certain anti-dilution provisions contained in the Plan.

(2) Pursuant to Rule 457(h), based upon the high and low sales prices of Omega Financial Corporation Common Stock, reported on the Nasdaq National Market on April 29, 2005.

Rule 429 Legend: The prospectus which will be used in connection with sale of the securities covered by this Registration Statement issued pursuant to the Employee Stock Purchase Plan and the 2004 Stock Option Plan for Non-Employee Directors will also be used in connection with the sale of securities covered by Registration Statement on Form S-8 (Registration No. 333-113849) filed with the Commission on March 23, 2004.

         The purpose of this Registration Statement is to register an additional 1,000,000 shares of common stock for issuance pursuant to the Registrant's Employee Stock Purchase Plan and an additional 50,000 shares of common stock for issuance pursuant to the Registrant's 2004 Stock Option Plan for Non-Employee Directors as a result of amendments to such Plans. Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-113849, filed with the Securities and Exchange Commission ("Commission") on March 23, 2004, are incorporated herein by reference.

Item 8.  Exhibits

         The following exhibits are filed as part of this Registration
Statement.

     Regulation S-K
     Exhibit Number        Description
     --------------        -----------

         5.1               Opinion of Blank Rome LLP.

         23.1              Consent of Ernst & Young LLP.

         23.2              Consent of Blank Rome LLP (included in Exhibit 5.1).

         24.1              Power of Attorney (included on the Signature Page).

                        SIGNATURES AND POWER OF ATTORNEY

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in State College, Pennsylvania on April 25, 2005.

                                   OMEGA FINANCIAL CORP.

                                   By: /s/  David B. Lee
                                      -----------------------------------------
                                   David B. Lee, Chairman of the Board and Chief Executive Officer (Duly Authorized Officer)

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Lee and Daniel L. Warfel, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

            SIGNATURE                                     CAPACITY                            DATE
------------------------------------      -----------------------------------------      --------------

/s/ David B. Lee                          Chairman of the Board, Chief Executive         April 25, 2005
------------------------------------      Officer and Director (Principal Executive
David B. Lee                              Officer)

/s/ Daniel L. Warfel                      Executive Vice President and                   April 25, 2005
------------------------------------      Chief Financial Officer
Daniel L. Warfel                          (Principal Financial Officer)

/s/ JoAnn N. McMinn                       Senior Vice President and Controller           April 25, 2005
------------------------------------      (Principal Accounting Officer)
JoAnn N. McMinn

/s/ Raymond F. Agostinelli                Director                                       April 25, 2005
------------------------------------
Raymond F. Agostinelli

/s/ Phillip E. Gingerich                  Director                                       April 25, 2005
------------------------------------
Phillip E. Gingerich

            SIGNATURE                                     CAPACITY                            DATE
------------------------------------      -----------------------------------------      --------------

/s/ D. Stephen Martz                      Director                                       April 25, 2005
------------------------------------
D. Stephen Martz

/s/ Robert N. Oliver                      Director                                       April 25, 2005
------------------------------------
Robert N. Oliver

/s/ James W. Powers, Sr.                  Director                                       April 25, 2005
------------------------------------
James W. Powers, Sr.

/s/ Stanton R. Sheetz                     Director                                       April 25, 2005
------------------------------------
Stanton R. Sheetz

/s/ Robert A. Szeyller                    Director                                       April 25, 2005
------------------------------------
Robert A. Szeyller

/s/ Maureen M. Bufalino                   Director                                       April 25, 2005
------------------------------------
Maureen M. Bufalino

/s/ Dennis J. Van Benthuysen              Director                                       April 25, 2005
------------------------------------
Dennis J. Van Benthuysen

/s/ Robert A. Hormell                     Director                                       April 25, 2005
------------------------------------
Robert A. Hormell